Exhibit 10.4

AMENDMENT NO. 1 TO

PLACEMENT AGENCY AGREEMENT

THIS AMENDMENT NO. 1 TO PLACEMENT AGENCY AGREEMENT, dated as of July 30, 2020 (this “Amendment”), is by and between DarioHealth Corp., a Delaware corporation (the “Company”) and Aegis Capital Corp., a New York corporation (the “Placement Agent”), a registered broker-dealer and member of the Financial Industry Regulatory Authority.

W I T N E S S E T H

WHEREAS, the parties hereto have heretofore entered into a Placement Agency Agreement, dated July 21, 2020 (the “Agreement”); and

WHEREAS, the Company and the Placement Agent wish to amend the Agreement on the terms set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1.            Definitions; References; Continuation of Agreement. Unless otherwise specified herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference, contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby. Except as amended hereby, all terms and provisions of the Agreement shall continue unmodified and remain in full force and effect.

2.            Amendment. The first sentence of Section 3(c) of the Agreement is hereby amended in its entirety to read as follows:

“At each Closing, the Company will pay Aegis a non-accountable expense allowance equal to 2.16056% of the aggregate purchase price of the Securities sold at such Closing (inclusive of sales to Company Introductions and Foreign Finder Related Sales) (the “Agent Expense Allowance”).”

3.            Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.            Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

DARIOHEALTH CORP.

By:	/s/ Zvi Ben-David

Zvi Ben-David
Chief Financial Officer

AEGIS CAPITAL CORP.

By:	/s/ Adam K. Stern

Adam K. Stern
Head of Private Equity Banking

Signature Page to Amendment No. 1 to Placement Agency Agreement